CONSULTING AGREEMENT

THIS AGREEMENT made as of the November 27th, 2024 (the "**Effective Date**").

B E T W E E N:

Nordicus Partners Corporation ("the Corporation"), a corporation incorporated under the laws of Delaware, USA

- and -

Harbor Access LLC of 1 Landmark Sq 8th Fl Stamford CT 06901 and Jonathan. Paterson@harbor-access.com

(hereinafter referred to as the "**Consultant Company**")

AND WHEREAS the Consultant Company has agreed to provide services to the Corporation for a period of time;

AND WHEREAS both the Corporation and the Consultant Company wish to formally agree as to the terms and conditions of the retention of the Consultant Company.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

ARTICLE 1
DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1 **Definitions**

Where used in this agreement, unless there is something in the context or the subject matter inconsistent therewith, the following terms shall have the following meanings, respectively:

"**affiliate**" has the meaning ascribed thereto in the *Business Corporations Act* (Connecticut);

"**business day**" means a day on which commercial banks are generally open for business in New York City, New York other than a Saturday, Sunday or a day observed as a holiday in New York City, NY under the State Laws of Connecticut;

"**Date of Termination**" means the date of termination of the Consultant Company, by the Consultant Company or by the Corporation;

"**including**" means including without limitation.

1.2 **Sections and Headings**

The division of this agreement into articles, sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this agreement. Unless otherwise indicated, any reference in this agreement to a section or subsection refers to the specified section or subsection of this agreement.

1.3 **Number, Gender and Persons**

In this agreement, words importing the singular number only shall include the plural and *vice versa*, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

1.4 **Currency**

Unless otherwise expressly provided, all monetary amounts are stated in US funds.

1.5 **Governing Law**

This agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the federal laws of USA applicable therein.

1.6 **Severability**

If any provision of this agreement, including the breadth or scope of such provision, shall be held by any court of competent jurisdiction to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions, or part thereof, of this agreement and such remaining provisions, or part thereof, shall remain enforceable and binding.

ARTICLE 2
RETAINER AND DUTIES OF CONSULTANT COMPANY

2.1 **Retainer**

In accordance with the terms and conditions of this agreement, the Corporation hereby agrees to retain the Consultant Company and the Consultant Company hereby accepts such retainer with the Corporation to provide the services set forth below.

2.2 **Duties**

The Consultant Company shall serve the Corporation as a Consultant Company and in such role will provide the following services:

These include but not limited to:

• Harbor Access will work with management to create a North American Investor Relations strategy
• Tailor the company's messaging to target a larger investor pool in the US and Canada
• Harbor Access would act as your inhouse IR professional
• Schedule and organize a weekly (or daily if necessary) meeting focused on IR strategy and updates
• Undertake quarterly targeting exercise (peer, fundamental and Harbor Access overlay) to identify institutional and retail investors along with key sell side analysts
• Create an easy-to-follow fact sheet and create/rework the investor deck
• Coordinate with other vendors to optimize the company's IR efforts

• Ad Hoc IR Services
• Manage incoming communications with investors, vendors, media, etc.
• Regularly communicate with management on several items, including but not limited to market sentiment, feedback (positive & negative), trading activity (market makers), etc.
• Create social media strategies to amplify the company and its news flow
• Sell-side outreach in Canada and the US; building relationships with investment banks, sales desks, and research analysts has proven to be very beneficial
• Introduce and arrange meetings with Family Offices, Hedge Funds, and other specialized funds
• Manage investor roadshows (virtual and in-person)
• Identify conferences and speaking opportunities.

2.3 **Time and Attention**

During the term of this agreement, the Consultant Company shall devote such of its working time and attention to the business and affairs of the Corporation as may be necessary to fulfill the duties of the Consultant Company hereunder. Notwithstanding the foregoing, nothing in this agreement shall be construed so as to deem to restrict in any way the freedom of the Consultant Company to conduct any other business or activity for his individual profit provided that the Consultant Company shall not, without the prior written consent of the Corporation, provide his services to any person, firm or corporation engaged in any business competitive with that, from time to time, carried on by the Corporation.

2.4 **Reporting Procedures**

The Consultant Company shall report to **Henrik Roulf, CEO Nordicus Partners Corp**.

ARTICLE 3
REMUNERATION

3.1 **Remuneration**

The Consultant Company shall be paid a retainer fee of USD$8,000 per month for the services provided hereunder. The Corporation will be invoiced the initial retainer payable upon return of signed agreement. Then on the 1st of each month with payment due on the 15th of each month.

3.2 **Expenses**

The Consultant Company shall be reimbursed for all reasonable out-of-pocket expenses actually and properly incurred by the Consultant Company from time to time in connection with carrying out his duties hereunder, but only to the extent authorized by the Company in writing. For all such expenses, the Consultant Company shall follow the Corporation's standard, expense reporting procedures except that upon request, the Consultant Company shall furnish to the Corporation originals of all vouchers, receipts, statements, invoices or other reasonable details of expenses in respect of which the Consultant Company seeks reimbursement.

3.3 **Taxes**

All charges and fees provided for in this Agreement are exclusive of and do not include any taxes, duties, or similar charges imposed by any government or taxing authority, including but not limited to the harmonized sales tax. The Corporation agrees to pay to Consultant Company and in turn Consultant Company agrees to pay and remit all municipal, provincial, and federal taxes relating to the performance of Services, including without limitation any relevant sales, use income, self-employment, estimated or value added taxes, and Consultant Company agrees to

indemnify the Corporation for any costs or changes that the Corporation may suffer as a result of the failure by Consultant Company to remit such taxes when paid by the Corporation.

3.4 **Bank charges and Wire Transfer Fees**

All bank fees associated with wire transfers will be paid by the Corporation.

3.5 **Late fees**

The consultant reserves the right to charge a late fee of 10% for all outstanding invoices greater than 30 days.

ARTICLE 4
TERMINATION

4.1 **Term**

This agreement shall be subject to a term commencing on the Effective Date and ending on November 30, 2025, which may be extended on the same terms as set out herein by mutual agreement. On termination the Consultant Company shall not be entitled to any compensation, termination allowance or severance payment other than compensation earned by the Consultant Company before the Date of Termination calculated *pro rata* up to and including the Date of Termination and the Corporation shall have no further obligations to the Consultant Company under this agreement.

4.2 **Termination**

(a) The Corporation may terminate this Agreement and the Consultant Company's retainer for any reason, with or without cause, in which case the Corporation will not be required to provide the Consultant Company with any notice of such termination or pay in lieu of such notice. Upon any such termination the Consultant Company will be entitled to be paid all compensation owing to him up to the effective date of termination.

(b) The Consultant Company requires 30 days written notice to terminate this agreement. Upon termination of this Agreement for any reason, or at any other time requested by the Corporation, the Consultant Company shall return to the Corporation all of the Corporation's property in the Consultant Company's possession or control, including hard and soft copies.

ARTICLE 5
CONFIDENTIALITY AND NON-SOLICITATION

5.1 **Confidentiality**

The Consultant Company acknowledges that, in the course of the Consultant Company's retainer with the Corporation, the Consultant Company may be given in confidence, or have access to or acquire, knowledge or information ("Confidential Information") which is valuable, special and unique property of the Corporation or of the Corporation's subsidiaries and affiliated companies, suppliers, customers or potential customers or of other persons with whom the Corporation has business dealings (collectively, "connected persons") including, without limitation:

(a) technical information (as defined below),

(b) financial information concerning the Corporation or connected persons,

(c) information concerning the Corporation's contracts and commitments with, or the contracts or commitments of, connected persons,

(d) information concerning past, present or prospective suppliers or customers of the Corporation or connected persons, and

(e) knowledge or information conceived, devised or developed by the Corporation or connected persons,

and the Consultant Company covenants and agrees that he will:

(a) hold all such information in strict confidence and not disclose any such information except as required in the performance of his duties hereunder or with the prior written consent of the Corporation;

(b) make no use of any information except in the performance of his duties hereunder; and

(c) upon termination of this Agreement or at any other time requested by the Corporation, deliver to the Corporation all written materials in his possession or under his control containing, or relating to, such information including any digital copies located on computers, cell phones, mobile storage devices or in cloud-based storage and the Consultant Company will not retain any such copies.

(d) Confidential information shall not, however, include any information that Consultant Company can establish: (i) was publicly known or made generally available without a duty of confidentiality prior to the time of disclosure to the Consultant Company by the corporation; (ii) becomes publicly known or made generally available without a duty of confidentiality after disclosure to the Consultant Company by the corporation through no action or inaction of the Consultant Company; or (iii) is in the rightful possession of the Consultant Company without confidentiality obligations at the time of disclosure by the corporation to the Consultant Company as shown by the Consultant Company's then-contemporaneous written files and records kept in the ordinary course of business.

In this Agreement, "technical information" refers to information or knowledge of a specific nature acquired by the Consultant Company in the course of the retainer with the Corporation and includes but is not limited to trade secrets and information and know-how relating to the manufacturing processes of the Corporation.

5.2 **Enforceability**

The Consultant Company hereby confirms and agrees that the covenants and restrictions pertaining to the Consultant Company contained in this agreement, including those contained in this Article 5, are reasonable and valid and hereby further acknowledges and agrees that the Corporation would suffer irreparable injury in the event of any breach by the Consultant Company of its obligations under any such covenant or restriction. Accordingly, the Consultant Company hereby acknowledges and agrees that damages would be an inadequate remedy at law in connection with any such breach and that the Corporation shall therefore be entitled to temporary and permanent injunctive relief enjoining and restraining the Consultant Company from any such breach.

ARTICLE 6
NON-COMPETITION AND NON-SOLICITATION

6.1 **Non-Competition and Non-Solicitation**

In paragraph 6.1 hereof,

(a) "Business" means all aspects of the Corporation or any affiliated companies;

(b) "Client" means:

(i) during the term of this Agreement, any person from whom the Corporation or any affiliated companies has obtained any business during such term, and

(ii) following the termination of the term of this Agreement, any person from whom the Corporation or any affiliated companies has obtained any business at any time within the six (6) months preceding said termination, whether said termination is effected with or without cause, with or without notice, or is by way of dismissal or otherwise; and

(c) "Person" means any individual, partnership, firm, association, joint venture, trust, syndicate, corporation or any other juridical entity or a governmental state or agency or political subdivision thereof.

The Consultant Company covenants, undertakes and agrees to and with the Corporation that the Consultant Company will not, during his retainer anywhere , directly or indirectly, and either individually or in partnership or in conjunction with any Person, as principal, employee, agent, shareholder (other than a holding of shares of a class of a corporation listed on a Canadian or United States stock exchange that does not exceed 10% of the outstanding shares of such class so listed), subcontractor, consultant, guarantor, creditor or in any other manner whatsoever,

(a) solicit business from any Client with whom the Consultant Company interacted during retainer by the Corporation,

(b) solicit employees or consultants of the Corporation or any affiliated companies, or

(c) accept business from any Client with whom the Consultant Company interacted during retainer by the Corporation.

ARTICLE 7
PROPRIETARY RIGHTS

7.1 **Proprietary Information**

The Consultant Company acknowledges that all Confidential Information (as defined below) and all other discoveries, know-how, trade secrets, inventions, ideas, concepts, processes, products, protocols, treatments, methods, tests and improvements, computer programs, drawings, plans, documents and other materials, or parts thereof, conceived, developed, reduced to practice or otherwise made by him either alone or with others, during the course of and pursuant to his retainer by the Corporation prior to or following the execution of this Agreement, whether or not conceived, developed, reduced to practice or made during the Consultant Company's regular working hours or on the premises of the Corporation (collectively "**Inventions**"), and any and all services and products which embody, emulate or employ any such Inventions will be the sole property of the Corporation and any and all rights to copyrights, patents, design patents, trademarks, industrial designs, mask works and integrated circuit topographies, and any other intangible property rights and proprietary rights ("**Intellectual Property Rights**"), related to each such Invention, whether or not patentable or protectable under copyright laws, will belong exclusively to the Corporation. To the extent that any rights in Inventions vest in the Consultant Company, the Consultant Company hereby assigns and agrees to assign all of his worldwide right, title and interest in and to the Inventions and related Intellectual Property

Rights, to the Corporation or its nominee. For purposes of the *Copyright Act*, to the extent that such laws are applicable to any such Inventions or any such service or product, the Inventions will be considered a work made in the course of the retainer by the Corporation and the Corporation will be considered the first owner thereof. The Consultant Company hereby waives and agrees to waive for the benefit of the Corporation and its successors and assigns any and all moral rights that the Consultant Company may have in respect of any Inventions anywhere in the world. For the purposes of this provision the term Confidential Information means all confidential records, material and information and copies thereof concerning the business or affairs of the Corporation or any subsidiary thereof including information relating to the shareholders, research and development, present and future, information about or relating to potential business ventures and licences, financial information of all kinds relating to the Corporation's activities, but does not include any of the foregoing which is or becomes a matter of public knowledge, other than through a breach by the Consultant Company.

7.2 **Assignment**

The Consultant Company shall disclose promptly to the Corporation, its successors or assigns, any Inventions. Whenever requested to do so by the Corporation, the Consultant Company shall execute any and all applications, assignments or other instruments which the Corporation shall deem necessary to apply for and obtain patents or copyrights or other Intellectual Property Rights registrations in the United States or any foreign country or to otherwise protect, evidence or secure the Corporation's interest in the Inventions and related Intellectual Property Rights and shall assist the Corporation in every proper way (entirely at the Corporation's expense, including reimbursement to the Consultant Company for all expense and loss of income) to obtain such patents, copyrights or other applicable Intellectual Property Rights and to enforce them. So that the Corporation can record all such assignments, grants and transfers whenever needed without further involvement of the Consultant Company, the Consultant Company hereby appoints the person holding the office of president of the Corporation as an attorney, with power of attorney coupled with an interest, to execute and deliver such documents as are necessary to vest all such rights in the Corporation, including but not limited to the execution and delivery of formal assignments, and the filing and processing of applications to register all Intellectual Property Rights in the name of the Corporation worldwide.

7.3 **No Breach**

The Consultant Company represents and warrants to the Corporation that

(a) the engagement of the Consultant Company’s services by the Corporation and the Consultant Company’s performance of this Agreement will not breach any agreement or other obligation of the Consultant Company with respect to the confidential or proprietary information of a third-party;

(b) the Consultant Company is not bound by any written or oral agreement with any third party that conflicts with this Agreement or the Consultant Company’s obligations hereunder; and,

(c) during the course of the Consultant Company’s retainer and in the performance of his obligations hereunder, he shall not improperly bring to the Corporation or use any trade secrets or confidential or proprietary information of any third party or otherwise knowingly infringe the proprietary rights of any third party.

Without limiting the foregoing, the Consultant Company shall not incorporate into any Inventions or any products or services of the Corporation any third-party materials or intellectual property or any pre-existing materials or intellectual property of the Consultant Company without the Corporation’s prior consent. In the event that the Corporation consents to the incorporation of:

(d) any third-party materials or intellectual property, the Consultant Company shall not do so until the Consultant Company has obtained for the Corporation a license satisfactory to the Corporation for use thereof; or

(e) any pre-existing materials or intellectual property of the Consultant Company, the Consultant Company grants and agrees to grant the Corporation a royalty-free, perpetual, worldwide, irrevocable, unrestricted, fully transferable and sub-licensable license to use, copy, distribute and otherwise exploit such pre-existing materials or intellectual property.

ARTICLE 8
ENFORCEMENT OF COVENANTS

8.1 In the event of a breach, whether actual, threatened or apprehended, by the Consultant Company of any of the covenants set out in any of Articles 5, 6 or 7, the Corporation shall be entitled to equitable relief, including injunctive relief (whether perpetual or otherwise, and with or without notice to the Consultant Company). Nothing herein shall be construed as prohibiting the Corporation from pursuing any other remedies for such breach, whether actual, threatened or apprehended, including without limitation the recovery of damages from the Consultant Company.

8.2 For greater certainty, the covenants and agreements set out in each of Articles 5, 6, 7 or 8 shall survive and continue in effect following the end of the term of this Agreement.

ARTICLE 9
GENERAL

9.1 **No Assignment**

The Consultant Company may not assign, pledge or encumber the Consultant Company's interest in this agreement nor assign any of the rights or duties of the Consultant Company under this agreement without the prior written consent of the Corporation.

9.2 **Independent Contractor**

(a) Notwithstanding anything to the contrary herein contained, the Consultant Company shall not, for any purpose, be or deemed to be an employee of the Corporation during the term of this agreement.

(b) The parties hereto acknowledge that the Consultant Company is retained by the Corporation as an independent contractor for the sole purpose of providing the services hereunder. The Consultant Company agrees that he is not, and shall not be deemed to be, nor shall the Consultant Company hold himself out to be an employee of the Corporation. Rather the Consultant Company is an independent contractor. In this respect, the Consultant Company shall:

(i) be responsible to report to the proper authorities and pay all taxes, unemployment insurance contributions, employer health tax, workers' compensation premiums, goods and services tax or any other levies or taxes for which the Consultant Company may be liable at law in respect of any payments to him from the Corporation and the Consultant Company hereby acknowledges that he is not entitled to any such benefits from the Corporation;

(ii) indemnify and save the Corporation and its directors, officers and employees harmless from all liabilities, damages, fines, interest or penalties which any of them may incur

arising out of or relating to any breach by the Consultant Company of this agreement (including negligent performance of the duties hereunder) or any failure by the Consultant Company to make any payments, withholdings, deductions or remittances as may be required by law to be made by it.

(c) The Consultant Company expressly agrees that either during this relationship or upon the termination of this relationship, The Consultant Company shall not make any claim that the Consultant Company is or was an employee of the Corporation and the Consultant Company acknowledges and agrees that any attempt to claim that the Consultant Company is or was in fact an employee of the Corporation is a claim that is made in bad faith.

(d) In the event that a Court of competent jurisdiction determines that the Consultant Company is not an independent contractor, but rather an employee, despite the parties' agreement to the contrary and despite the Consultant Company's acknowledgement and agreement that any such claim to be an employee would have been made in bad faith, the Corporation may terminate the Consultant Company without cause at any time by providing the Consultant Company with termination pay and, if applicable, severance pay as provided for in the *Employment Standards Act*, as amended (the "Act"), or any successor legislation. The payments required to be made pursuant to the Act represent the maximum amount to which you are entitled as a result of the termination of the Consultant Company by the Corporation without cause and you shall not be entitled to any further notice, termination pay, severance pay under any other statute or at common law.

9.3 **Successors and Assigns**

This agreement shall be binding on and ensure to the benefit of the successors and assigns of the Corporation and the heirs, executors, personal legal representatives and permitted assigns of the Consultant Company.

9.4 **Notices**

Any notice or other communication required or permitted to be given hereunder shall be in writing and delivered by facsimile or e-mail. Notices delivered by facsimile transmission shall be deemed to be received upon receipt of confirmation that such transmission has been received if sent during normal business hours of the recipient or otherwise on the next business day of the recipient. Notices shall be addressed as follows:

(a) If to the Corporation:

Nordicus Partners Corp

Attention: Henrik Rouf
E-mail : hr@nordicuspartners.com

(b) If to the Consultant Company:

at the address on the face page of this agreement

9.5 **Entire Agreement**

It is understood that the terms and conditions of this agreement supersede any previous verbal or written agreement between the Corporation and the Consultant Company and the Corporation.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

Henrik Rouf, Chief Executive Officer NORDICUS PARTNERS Corp

Henrik Rouf
Henrik Rouf (Nov 27, 2024 07:58 PST)

Authorized Signing Officer

Date

JONATHAN PATERSON, Managing Partner HARBOR ACCESS LLC

Jonathan Paterson (Nov 26, 2024 11:40 EST)

Authorized Signing Officer

26/11/2024

Date